INTERFACE, INC.

                           1,500,000 Shares <F1>
                           Class A Common Stock
                             ($.10 par value)

                          Underwriting Agreement



                                                           March 31, 1998

Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Robinson-Humphrey Company, LLC
Wheat First Securities, Inc.
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

     Interface, Inc., a Georgia corporation (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 1,500,000 shares of Class A Common Stock, $.10 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 225,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the Issue Date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment," or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of

_____________________
[FN]
<F1> Plus an option to purchase from the Company, up to 225,000 additional shares of Common Stock to cover over-allotments.

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Smith Barney Inc.
March 31, 1998
Page 2




any document under the Exchange Act after the Effective Date of the Registration Statement, or the Issue Date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

     1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

            The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-46611) on such Form, and pre-effective amendment No. 1 thereto, including a related preliminary prospectus, for the registration under the Act of the Securities and certain debt securities and preferred stock and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations under the Act. The Company may have filed one or more other amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b), or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause
     (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Effective Time, meets the requirements set forth in Rule 415(a)(1)(x).

            On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects

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Smith Barney Inc.
March 31, 1998
Page 3




     with the applicable requirements of the Act, the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

            The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing would, individually or in the aggregate, not have a material adverse effect on the condition (financial or otherwise), business, earnings, prospects, properties, net worth or results of operations of the Company and its Subsidiaries (as herein defined) taken as a whole (a "Material Adverse Effect").

            All the Company's subsidiaries (as defined in the Act), exclusive of the subsidiaries listed on Schedule II hereto (the "Inactive Subsidiaries"), are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries." Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, and where the failure so to register or qualify or be in good standing would, individually or in the aggregate, have a Material

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Smith Barney Inc.
March 31, 1998
Page 4




     Adverse Effect. None of the Inactive Subsidiaries is engaged in any material business activities or operations or has any material assets or liabilities. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and (except for (i) directors' qualifying shares or similar interests and (ii) Shanghai Interface Carpet Co., Ltd. and Interface Modernform Co. Ltd., which are majority owned subsidiaries of the Company) are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Prospectus.

            The Company's authorized and outstanding equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of Common Stock contained in the Prospectus; the Securities are duly listed, and admitted and authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

            This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity, and conforms in all material respects to the description thereof in the Prospectus.

            The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            No consent, approval, authorization, filing with or order of any court or governmental agency or body is

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Smith Barney Inc.
March 31, 1998
Page 5




     required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

            Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach, default or violation or the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (except where such would not have a Material Adverse Effect) pursuant to, (A) the certificate or articles of incorporation, bylaws or other organization documents of the Company or any of the Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or material instrument to which the Company or any Subsidiary is a party or bound or to which its or their property is subject, or
     (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties.

            No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Information" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this

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Smith Barney Inc.
March 31, 1998
Page 6




     Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

            Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule or regulation applicable to the Company or any Subsidiary or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable; except where such violation or violations in the aggregate would not have a Material Adverse Effect.

           BDO Seidman, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

            The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

            No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists to the knowledge of the Company or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.


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Smith Barney Inc.
March 31, 1998
Page 7




            The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

            No Subsidiary of the Company (other than Shanghai Interface Carpet Co., Ltd. and Interface Modernform Co. Ltd.) is currently prohibited, directly or indirectly, from
     (i) paying any dividends to the Company, (ii) making any other distribution on such Subsidiary's capital stock, (iii) repaying to the Company any loans or advances to such Subsidiary from the Company or (iv) transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus.

            The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, either if not possessed by the Company or if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

            The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to

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Smith Barney Inc.
March 31, 1998
Page 8




     maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            The Company and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations with respect to their respective operations and properties relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, relating to their respective operations or properties, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

            The Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

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Smith Barney Inc.
March 31, 1998
Page 9



            Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

           The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

           The Company is in compliance with the Commission's
     Staff Legal Bulletin No. 5 dated January 12, 1998 related to
     Year 2000 compliance.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     2.   PURCHASE AND SALE.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $38.7125 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 225,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before

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Smith Barney Inc.
March 31, 1998
Page 10




     the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Securities by the Company, and payment therefor to the Company, shall be made as provided in Section 3 hereof. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on April 3, 1998, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise provide.

     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

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Smith Barney Inc.
March 31, 1998
Page 11



     4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5.   AGREEMENTS.  The Company agrees with the several
Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement and will not file any such proposed amendment or supplement to which you reasonably object unless the Company has furnished you a copy for your review prior to filing. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Company or in the opinion of your counsel, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the

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Smith Barney Inc.
March 31, 1998
Page 12



     circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of any such event, or promptly respond to the opinion of your counsel, as the case may be; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives a consolidated earnings statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Smith Barney Inc., for a period of 90 days following the date of the Prospectus Supplement, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell Common Stock pursuant to any employee

Smith Barney Inc.
March 31, 1998
Page 13



     stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of the Prospectus Supplement and the Company may issue Common
     Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date of the Prospectus Supplement.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them;
     (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market;
     (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification; provided that such fees shall not exceed $5,000); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities (which shall not include any such expenses incurred by the Underwriters); (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

Smith Barney Inc.
March 31, 1998
Page 14



          (i) The Company, during the period when the prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

          (j) The Company will apply the net proceeds from the sale of Securities to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

     6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than
     (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
     (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)  The Company shall have furnished to the
     Representatives the opinion of Kilpatrick Stockton LLP, counsel for the Company, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of (A) the Company and (B) each Material U.S. Subsidiary (as defined in the Prospectus) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

Smith Barney Inc.
March 31, 1998
Page 15




               (ii) all the outstanding shares of capital stock of each Material U.S. Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (except for directors' qualifying shares or similar interests), and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Material U.S. Subsidiaries to the knowledge of such counsel, in the course of its normal inquiry, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or, to the knowledge of such counsel, in the course of its normal inquiry, any other security interest, claim, lien or encumbrance;

               (iii) the Company's authorized and outstanding equity capitalization is as set forth in the Prospectus under the caption "Capitalization"; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the Securities have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description of Common Stock contained in the Prospectus; the Securities are duly listed, and admitted and authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

               (iv) to the knowledge of such counsel (A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and (B) there is no material franchise, contract, indenture, agreement or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto or as an exhibit to any document filed under the Exchange Act, which is not described or filed as required;

               (v)  the Registration Statement has become
          effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to

Smith Barney Inc.
March 31, 1998
Page 16




          Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus, including the documents incorporated by reference therein (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contains or contained any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

               (vi) the Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to be sold as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights generally and by general equitable principles;

               (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended; and

               (viii)  no consent, approval, authorization, or
          other action by, or filing with or order of any court or governmental agency or body is required in

Smith Barney Inc.
March 31, 1998
Page 17



          connection with the transactions contemplated herein, except such as have been obtained under the Act or the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

     The opinion of such counsel shall be limited to the laws of the United States, the State of Georgia and the Delaware
     General Corporation Law.

     In rendering such opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (c)  The Company shall have furnished to the
     Representatives an opinion of Raymond Willoch, Esq., General
     Counsel of the Company, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) Each of the Company and each Material U.S. Subsidiary is duly registered and qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect;

               (ii)  neither the Company nor any Subsidiary
          incorporated in the United States (each a "U.S. Subsidiary") is in violation in any material respect of
          (A) its respective certificate or articles of incorporation or bylaws or other organizational documents or, (B) to the knowledge of such counsel, obtained in the ordinary course of such counsel's duties, without special inquiry, is in any material respect in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other material instrument to which the Company or any such Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (C) to the knowledge of such counsel, obtained in the ordinary course of such counsel's duties, without special inquiry, in any material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or

Smith Barney Inc.
March 31, 1998
Page 18




          governmental agency or body having jurisdiction over the Company or any U.S. Subsidiary, except as may be disclosed in the Prospectus, and except where such violation or violations in the aggregate would not have a Material Adverse Effect;

               (iii)  neither the issue and sale of the
          Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof does or will conflict with, result in a breach, default or violation of or the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the U.S. Subsidiaries pursuant to, (A) the certificate or articles of incorporation, bylaws or other organizational documents of the Company or the U.S. Subsidiaries, (B) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any U.S. Subsidiary is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company or the U.S. Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the U.S. Subsidiaries or any of its or their properties, except where such violation or violations in the aggregate would not have a Material Adverse Effect; and

               (iv) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (d)  The Company shall have furnished to the
     Representatives an opinion of Han van Beers, Senior Vice
     President and Counsel to Interface Europe, B.V., dated the
     Closing Date and addressed to the Representatives, to that effect that:

               (i) Each of Interface Europe B.V., Interface Scherpenzeel B.V. and Interface Europe Limited (which are the only non-U.S. Subsidiaries which are Material Subsidiaries (as defined in the Indenture) (collectively, the "European Subsidiaries") is duly organized and validly existing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus (and any supplement thereto); and all the outstanding shares of capital stock of each such European Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and to the knowledge of such counsel, are wholly owned by the Company directly, or indirectly through one of the other

Smith Barney Inc.
March 31, 1998
Page 19




     Subsidiaries, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, except as described in the Prospectus and except for the shares of capital stock of such Subsidiaries pledged in connection with credit agreements with SunTrust Bank, Atlanta and The First National Bank of Chicago;

               (ii) None of the European Subsidiaries is in violation in any material respect of its respective certificate or articles of incorporation or bylaws, or other organizational documents or, to the best knowledge of such counsel obtained in the ordinary course of such counsel's duties without special inquiry, is in default in any material respect in the performance of any material obligation, agreement or conditions contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other material instrument to which any of such Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Prospectus and except to the extent that any such violation or default would not have a Material Adverse Effect;

               (iii)  To the best knowledge of such counsel
     obtained in the ordinary course of such counsel's duties without special inquiry, none of the European Subsidiaries is in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to any such Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over any such Subsidiaries, except to the extent that any such violation would not have a Material Adverse Effect; and

               (iv) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws of other organizational documents of any of the European Subsidiaries or any material agreement, indenture, lease or other material instrument to which any European Subsidiary is a party or by which any of them or any of their respective properties is bound that is known to such counsel, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any European Subsidiary pursuant to the terms of any material agreement or instrument to which any of them is a party or by which any European Subsidiary may be bound or to which any of the property or assets or any of them is subject that is known to such counsel.

          (e) The Representatives shall have received from Smith, Gambrell & Russell, LLP, counsel for the

Smith Barney Inc.
March 31, 1998
Page 20



     Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (f)  The Company shall have furnished to the
     Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

          (g) At the Execution Time and at the Closing Date, BDO Seidman, LLP shall have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:

               (i)  in their opinion the audited financial
          statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

Smith Barney Inc.
March 31, 1998
Page 21



               (ii) on the basis of a reading of the amounts included or incorporated in the Registration Statement and the Prospectus in response to Item 301 of Regulation S-K; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Board of Directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 28, 1997, nothing came to their attention which caused them to believe that:

                    (1) the amounts in the "Selected Consolidated
               Financial Data," if any, included or incorporated in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived;

                    (2) any unaudited financial statements
               included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                    (3) with respect to the period subsequent to
               the date of the most recent financial statements (other than capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt due within one year and long-term debt (exclusive of current portion) of the Company and its Subsidiaries or capital stock of the Company or decreases in the shareholders' equity of the Company and its consolidated Subsidiaries, as compared with the amounts shown on the most recent consolidated balance sheet included or

Smith Barney Inc.
March 31, 1998
Page 22




               incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to the date of the most recently available monthly unaudited financial information, there were any decreases relating to continuing operations, as compared with the corresponding period in the preceding year in total revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                    (4)  the amounts included in any unaudited
               "capsule" information included or incorporated in the Registration Statement or Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, including the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation.

          References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting

Smith Barney Inc.
March 31, 1998
Page 23




     the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and addressed to the Representatives.

          (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Smith, Gambrell & Russell, LLP, counsel for the Underwriters, at 1230 Peachtree Street,
Suite 3100, Atlanta, Georgia 30309, on the Closing Date.

     7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied, other than in paragraph (e) hereof, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any

Smith Barney Inc.
March 31, 1998
Page 24




provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. Notwithstanding the foregoing, the Company shall not be liable in any event to the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, however, that the indemnification contained in this paragraph (a) with respect to the Registration Statement or the Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter on account of any such loss, claim, damage, liability or expense arising from the sale of Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Registration Statement or the Preliminary Prospectus or the Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

Smith Barney Inc.
March 31, 1998
Page 25




     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page S-2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting," (i) the sentences related to concessions and reallowances; (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids; (iii) the paragraph describing the relationship between the Underwriters and the Company; and (iv) the paragraphs describing the relationship between certain Underwriters and their parents or subsidiaries; and the second sentence under the heading "Legal Matters" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if and only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of

Smith Barney Inc.
March 31, 1998
Page 26




interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that the indemnifying party shall be required to pay the expenses of only one such counsel who shall be qualified to represent all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d)  In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the

Smith Barney Inc.
March 31, 1998
Page 27




omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Smith Barney Inc.
March 31, 1998
Page 28




     10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or National Market, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Smith Barney Inc. General Counsel (fax no.: (212)816-7498) and confirmed to Smith Barney Inc. at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (770) 319-6270 and confirmed to it at 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339, attention: General Counsel.

     13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Smith Barney Inc.
March 31, 1998
Page 29




     16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Closing Date" shall have the meaning set forth in paragraph 3 herein.

          "Commission" shall mean the Securities and Exchange
     Commission.
          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration
     Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Material Adverse Effect" shall have the meaning set forth in paragraph 1(c) herein.

          "Preliminary Prospectus" shall mean any preliminary prospectus and any prospectus supplement thereto referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the final prospectus and any prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes

Smith Barney Inc.
March 31, 1998
Page 30




     effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.


          "Rule 415," "Rule 424," "Rule 430A," and "Rule 462"
     refer to such rules under the Act.

          "Rule 430 Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A

          "Rule 462 Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462 relating to the offering covered by the initial registration statement.

Smith Barney Inc.
March 31, 1998
Page 31




     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several
Underwriters.

                                   Very truly yours,

                                   INTERFACE, INC.


                                   By:___________________________
                                   Name: Daniel T. Hendrix
                                   Title:   Senior Vice President-Finance




The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SMITH BARNEY INC.
MERRILL LYNCH, PIERCE,
  FENNER & SMITH
  INCORPORATED
THE ROBINSON-HUMPHREY
  COMPANY, LLC
WHEAT FIRST SECURITIES, INC.


By: SMITH BARNEY INC.


By: ______________________________
     Name:
     Title:

For themselves and the other several Underwriters named in
Schedule I to the foregoing Agreement.

                                          SCHEDULE I

                                                                                     Number of Underwritten
                                                                                         Securities to be
Underwriters                                                                                 Purchased
------------                                                                         -----------------------
Smith Barney Inc. .......................................................................     375,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ......................................     375,000
The Robinson-Humphrey Company, LLC  .....................................................     375,000
Wheat First Securities, Inc. ............................................................     375,000
                                                                                            ---------
                          Total .........................................................   1,500,000

                       SCHEDULE II
                       -----------

                  Inactive Subsidiaries
                  ---------------------



 Company                         Jurisdiction
 -------                         ------------

 Camborne North America, Inc.    Delaware

 Camborne Fabrics, Inc.          North Carolina

 Craft Acquisition Corp.         Mississippi
 Interface Disc Corp.            Georgia

 Interface Environmental, Inc.   Georgia

 Interface Installations, Inc.   Georgia
 Interface Service Management,   Georgia

 KCI, Inc.                       Georgia

 Macroseptic Systems, Inc.       Georgia
 Pioneer Acquisition Corp.       Massachusetts

 Camborne Textile Systems        United Kingdom

 Joseph Newsome & Son Limited    United Kingdom

                                EXHIBIT A

[Letterhead of officer, director or major shareholder of Interface, Inc.]

                             Interface, Inc.

                     Public Offering of Common Stock

                                                          _________, 1998

Salomon Smith Barney
Merrill Lynch & Co.
The Robinson-Humphrey Company
Wheat First Union
    As Representatives of the
    several Underwriters
c/o Salomon Smith Barney
8700 Sears Tower
Chicago, Illinois 60606

     Re:  Interface Inc.; Offering of up to 1,725,000 Shares of
          Class A Common Stock

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Interface, Inc., a Georgia corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the "Public Offering") of Class A Common Stock, $.10 par value (the "Common Stock"), of the Company. In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney, offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the commencement of the Public Offering (which commencement date shall be deemed to be the date of the final prospectus used in connection with the Public Offering), other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney.

     The undersigned agrees that the provisions of this Lock-Up
Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Lock-up Agreement shall likewise be terminated.

                                   Very truly yours,

                                   ______________________________

                                   Name:

                                   Address: